Exhibit (m)(11)

John Hancock Investment Management Distributors LLC
200 Berkeley Street
Boston, MA 02116

December 10, 2020

To the Trustees of

John Hancock Funds

200 Berkeley Street

Boston, MA 02116

Re:     Rule 12b-1 Fee Waiver Letter Agreement

With reference to each of the Distribution Plans entered into by and between John Hancock Investment Management Distributors LLC (the “Distributor”) and each of the trusts listed in Appendix A to this letter (each, a “Trust” and collectively, the “Trusts”), on behalf of each of their respective series listed in Appendix A (each, a “Fund” and collectively, the “Funds”), we hereby notify you as follows:

1. The Distributor agrees to contractually waive and limit its Rule 12b-1 distribution fees and/or service fees to the extent necessary to achieve the aggregate Rule 12b-1 distribution and service fees of each Fund as set forth in Appendix B hereto. The expense waiver agreements expire on the dates specified, unless renewed by mutual agreement of the Fund and the Distributor based upon a determination that this is appropriate under the circumstances at that time.

2. We understand and intend that the Trusts will rely on this undertaking in overseeing the preparation and filing of Post-effective Amendments to the Registration Statements on Form N-1A for the Trusts and the Funds with the Securities and Exchange Commission, in accruing each Fund’s expenses for purposes of calculating its net and gross asset value per share, and for other purposes permitted under Form N-1A and/or the Investment Company Act of 1940, as amended, and we expressly permit the Trusts so to rely.

Sincerely,

JOHN HANCOCK INVESTMENT MANAGEMENT DISTRIBUTORS LLC
By:
Jeffrey H. Long
Chief Financial Officer

John Hancock Investment Management Distributors LLC
200 Berkeley Street
Boston, MA 02116

Agreed and Accepted

on behalf of each applicable Trust listed in Appendix A

By:
Charles A. Rizzo
Chief Financial Officer

A copy of the document establishing each Trust is filed with the Secretary of The Commonwealth of Massachusetts. This Agreement is executed by the officer in his capacity as such and not as an individual and is not binding upon any of the Trustees, officers or shareholders of the Trusts individually but only upon the assets of the Funds.

APPENDIX A

TRUSTS and Funds

JOHN HANCOCK BOND TRUST

John Hancock ESG Core Bond Fund

John Hancock Government Income Fund

John Hancock High Yield Fund

John Hancock Investment Grade Bond Fund

John Hancock Short Duration Bond Fund

JOHN HANCOCK CALIFORNIA TAX-FREE INCOME FUND

John Hancock California Tax-Free Income Fund

JOHN HANCOCK CAPITAL SERIES

John Hancock Classic Value Fund

John Hancock U.S. Global Leaders Growth Fund

JOHN HANCOCK CURRENT INTEREST

John Hancock Money Market Fund

JOHN HANCOCK INVESTMENT TRUST

John Hancock Alternative Risk Premia Fund

John Hancock Balanced Fund

John Hancock Disciplined Value International Fund

John Hancock Diversified Real Assets Fund

John Hancock Diversified Macro Fund

John Hancock Emerging Markets Equity Fund

John Hancock ESG All Cap Core Fund

John Hancock ESG International Equity Fund

John Hancock ESG Large Cap Core Fund

John Hancock Fundamental Large Cap Core Fund

John Hancock Global Thematic Opportunities Fund

John Hancock Infrastructure Fund

John Hancock International Dynamic Growth Fund

John Hancock Seaport Long/Short Fund

John Hancock Small Cap Core Fund

JOHN HANCOCK INVESTMENT TRUST II

John Hancock Financial Industries Fund

John Hancock Regional Bank Fund

JOHN HANCOCK MUNICIPAL SECURITIES TRUST

John Hancock High Yield Municipal Bond Fund

John Hancock Tax-Free Bond Fund

JOHN HANCOCK SOVEREIGN BOND FUND

John Hancock Bond Fund

JOHN HANCOCK STRATEGIC SERIES

John Hancock Income Fund

A-1

APPENDIX B

Fund	Class A	Class C	Class R4	Expiration Date of Waiver/Limit
Balanced Fund	N/A	N/A	0.15%	2/28/2022[1]
Classic Value Fund	N/A	N/A	0.15%	2/28/2022[1]
Disciplined Value International Fund	N/A	N/A	0.15%	2/28/2022[1]
Emerging Markets Equity Fund	N/A	N/A	0.15%	2/28/2022[1]
Fundamental Large Cap Core Fund	N/A	N/A	0.15%	2/28/2022[1]
Bond Fund	N/A	N/A	0.15%	9/30/2021
California Tax-Free Income Fund	N/A	0.90%	N/A	9/30/2021
High Yield Municipal Bond Fund	0.15%	0.90%	N/A	9/30/2021
Income Fund	N/A	N/A	0.15%	9/30/2021
Investment Grade Bond Fund	N/A	N/A	0.15%	9/30/2021
Tax-Free Bond Fund	0.15%	0.90%	N/A	9/30/2021
Money Market Fund	0.00%	0.00%	N/A	7/31/2021

1 At the December 8-10, 2020 meeting of the Board of Trustees of the Trust, the Distributor notified the Board of, and the Board approved, the extension of the waiver and limit of the Rule 12b-1 distribution fees and/or services fees for Class R4 shares of Balanced Fund, Classic Value Fund, Disciplined Value International Fund, Emerging Markets Equity Fund, and Fundamental Large Cap Core Fund, each with an expiration date of February 28, 2022, each effective upon the current expiration date of February 28, 2021.

B-1